UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8 th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 749-3600

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Hopewell Junction, New York Lease

On May 27, 2009, Corporation ("eMagin" or the "Company") entered into a Sixth Lease Amendment (the “Lease”) with International Business Machines Corporation (the “Landlord”) covering the premises located at the Hudson Valley Research Park, 2070 Route 52, Hopewell Junction, New York 12533.  The Lease, which is effective as of June 1, 2009 and further amends the Lease dated May 28, 1999 (as previously amended by the First Lease Amendment dated July 9, 1999, the Second Lease Amendment dated January 29, 2001, the Third Lease Amendment  dated May 28, 2002, the Fourth Lease Amendment dated November 29, 2004 and the Fifth Lease Amendment dated September 1, 2006), covers approximately 37,000 square feet of space which includes 30,000 square feet of space which houses the Company’s equipment for OLED microdisplay fabrication, its research and development, plus additional space for assembly operations and storage. Approximately 8,000 square feet of space is used for the Company’s administrative offices.  The lease renewal covers a five-year term expiring May 31, 2014 and carries an average monthly rent of $84,202 plus expenses.

Pursuant to the Lease, the Company was granted an option to extend the term of the Lease for the entire premises only for one consecutive five year period at a rent to be determined by the Landlord in its sole discretion.    In addition, the Company has deposited with the Landlord $80,731.63 as security for faithful performance by the Company with respect to its obligations under the Lease, including, but not limited to, the payment of rent.  If there is any default by the Company pursuant to the Lease, the Landlord may use, apply or retain such security deposit for the payment of rent for which the Company is in default or may be required to expend by reason of the Company’s default pursuant to any other provision of the Lease.

In accordance with the Fourth Lease Amendment, the security deposit of $150,000 was applied by Landlord to the rent due from the Company for the months of April and May 2009.

Bellevue, Washington Lease

    On May 28, 2009, the Company entered into a lease (the “Lease”) with Northup Building LLC (“Landlord”).  Pursuant to the Lease, the Company rented approximately 5,100 rentable square feet at 3006 Northup Way, Suite 103, Bellevue, WA (the “Premises”).  The Lease commences on September 1, 2009 and terminates on August 31, 2014.   Upon the execution of the Lease, the Company paid the Landlord $10,168 as prepaid rent to be applied for the rent due for the fourth month of the Lease.  The Company also delivered to the Landlord a security deposit in the amount of $11,443.  Pursuant to the Lease, the Company will begin paying rent beginning in December 2009.

The rent payable pursuant to the Lease is as follows:

Lease Year	Base Monthly Rent
9/01/09-11/30/09	$0
12/01/09 - 08/31/10	$10,168
9/01/10 – 8/31/11	$10,473
9/01/11- 8/31/12	$10,787
9/01/12 – 10/31/13	$11,113
9/01/13 – 8/31/14	$11,443

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)    Shell Company Transactions.

(d)    Exhibits

Exhibit Number	Description
99.1	6th Lease Amendment between International Business Machines Corporation and eMagin Corporation, dated as of May 27, 2009

99.2	Lease between eMagin Corporation and Northup Building LLC dated as of May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: June 19, 2009	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

Exhibit List

Exhibit Number	Description
99.1	6th Lease Amendment between International Business Machines Corporation and eMagin Corporation, dated as of May 27, 2009

99.2	Lease between eMagin Corporation and Northup Building LLC dated as of May 28, 2009